[LETTERHEAD OF S.R. SNODGRASS, A.C.]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Polonia Bancorp of our report dated April 20, 2006, relating to our audit of the consolidated balance sheet as of December 31, 2005 and 2004, and consolidated statements of income, changes in retained earnings, and cash flows for the years then ended of Polonia Bank included in the Prospectus filed with the Securities and Exchange Commission filed by the registrant in Registration Statement SB-2 (File No. 333-135643).

/s/ S.R. Snodgrass, A.C.

Wexford, PA
January 10, 2007